UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): September 23, 2003

InterDigital Communications Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

781 Third Avenue, King of Prussia, PA	19406-1409
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-878-7800

Item 5.    Other Events.

InterDigital Communications Corporation (“Company”) announced today that Samsung Electronics Co. Ltd. (“Samsung”) has notified the Company of Samsung’s election to initiate the contractual dispute resolution process to determine the applicability of the terms of the Ericsson and Sony Ericsson license agreements to the royalty obligations of Samsung under its license agreement with the Company’s subsidiary InterDigital Technology Corporation. This election establishes the timetable for senior executive meetings and any future initiation of arbitration. Samsung has informed the Company that it believes resolution of this matter is unlikely without arbitration and that it intends to seek access to documents previously sealed by the Federal Court related to the now-settled Ericsson litigation.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/S/ LAWRENCE F. SHAY

Lawrence F. Shay
Vice President and General Counsel

Dated: September 24, 2003

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